NSAR ITEM 77O
October 1, 2002 - March 31, 2003
Van Kampen Small Cap Value Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1          Wellchoice Inc.   JP Morgan   5300       0.032        11/07/02

    2      Chicago Mercantile
           Exchange Holdings Inc. Salomon     500       0.011        12/5/02
                                  Smith Barney

    3      DRS Technologies	  Bear Stearns 43,700     0.952        12/6/02


Underwriters for #1:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
U.S. Bancrop Piper Jaffray Inc.
Wells Fargo Brokerage Services, LLC

Underwriters for #2:
Morgan Stanley
Salomon Smith Barney
UBS Warburg
JPMorgan
William Blair & Company

Underwriters for #3:
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Wachovia Securities, Inc.
CJS Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Merrill Lynch, Pierce, Fenner & Smith Incoporated
SG Cowen Securities Corporation
Thomas Weisel Partners LLC